EXHIBIT 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the use of our report dated January 17, 2000, included in the Annual Report on Form 10-K of Terayon Communication Systems, Inc. for the year ended December 31, 1999, with respect to the consolidated financial statements, as amended, inlcuded in the Form 10-K/A.


                                                 /s/ Ernst & Young LLP


San Jose, California
April 27, 2000